EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and schedule in the Annual Report of Cost-U-Less, Inc. on Form 10-K for the year ended December 28, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Cost-U-Less, Inc. on Forms S-8 (File No. 333-61864, effective May 30, 2001 and File No. 333-75201, effective March 29, 1999).


/s/ GRANT THORNTON, LLP

Seattle, Washington
March 23, 2004